EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-113851) on Form S-8 of Champion Industries, Inc. and subsidiaries of our report dated January 28, 2013 relating to our audits of the consolidated financial statements, and the financial statement schedule, which appear in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Champion Industries, Inc. and subsidiaries for the year ended October 31, 2012.

ARNETT FOSTER TOOTHMAN P.L.L.C.

Charleston, West Virginia
January 28, 2013